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                                   EXHIBIT 16


                           PricewaterhouseCoopers LLP




February 9, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by Hypercom Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 4, 2000.
We agree with the statements concerning our firm in such Form 8-K.

Yours very truly,

/s/ PricewaterhouseCoopers LLP